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                                                                   EXHIBIT 10.23


                         EXECUTIVE EMPLOYMENT AGREEMENT


        EMPLOYMENT AGREEMENT, made as of the ____ day of May, 2000, by and between Dennis Smith (the "Executive"), an individual residing at 4818 Lancashire Lane, Tallahassee, Florida 32308, and Celsion Corporation (the "Company"), a Maryland corporation with offices at 10220-1 Old Columbia Road, Columbia, Maryland 21046-1705.

                              W I T N E S S E T H:

        WHEREAS, the Executive desires to be employed by the Company, and the Company desires that the Executive shall be employed by it and render services to it, and the Executive is willing to be so employed and to render services, all upon the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        1.      EMPLOYMENT, DUTIES AND ACCEPTANCE.

                1.1. The Company hereby employs Executive, and the Executive hereby accepts employment, for the term ("Term") set forth in Section 2 hereof, to render services to Company as the Director of Engineering of its Medical Systems Division. The Executive represents and warrants to the Company that he has full power and authority to enter into this Agreement and that he is not under any obligation of a contractual or other nature to any person, film or corporation which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair in any way the performance by Executive of his obligations hereunder.

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                1.2.    The Executive will have general supervision over the
research and development of the Medical Systems Division of the Company and its subsidiaries or affiliates (referred to collectively as "Affiliates") and will have such other duties and responsibilities, consistent with his position, as may reasonably be assigned to him by the Board of Directors. In addition, the Executive will serve as a senior officer of each of the Company's Affiliates. The Executive will report to the Chairman and Chief Science Officer of the Company.

                1.3. The Executive shall devote all of his business time and effort to the business and affairs of the Company, and shall use his best efforts, skills, and abilities to promote the interests of the Company, except for reasonable vacations and during periods of illness or incapacity, but nothing contained in this Agreement shall prevent the Executive from engaging in charitable, community or other business activities provided they do not interfere with the regular performance of the Executive's duties and responsibilities under this Agreement.

                1.4. Unless the Executive and the Company shall otherwise agree, the Executive's principal place of employment shall be in and around the Columbia, Maryland area, but the duties of the Executive shall include such visits to the Company's Affiliates, research and development partners, product and clinical trial test sites, customers, investment and other bankers, in each case at the expense of the Company, as the Executive determines is reasonably required in the performance of the Executive's responsibilities.

        2.      TERM.

                2.1. The Term of this Agreement will commence as of June 6, 2000 and will terminate at the close of business on May 31, 2003, unless sooner terminated in accordance with the provisions of this Agreement ("Initial Term"). Thereafter, the employment of the Executive shall continue for successive one-year periods (each such one year period being hereinafter

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referred to as a "Renewal Term") unless the Corporation or Executive shall give notice to the other at least three months prior to the end of the Term or any Renewal Term of the election of the Corporation or the Executive to terminate the employment of the Executive at the end of the Term or the then current Renewal Term.

        3.      BASE SALARY.

                3.1. For all services performed by the Executive under this Agreement, the Executive shall be paid a base salary ("Base Salary") for the first twelve months of the initial Term at the annual rate of $100,000. The Base Salary for subsequent years shall be the greatest of (i) one hundred five percent (105%) of the Base Salary for the prior calendar year; (ii) the product of the multiplication of the Base Salary during the calendar year immediately preceding by the sum of (y) one hundred percent plus (z) the amount (expressed as a percent) by which the most recently reported Consumer Price Index ("CPI") applicable to the Washington-Baltimore Metropolitan region is greater than the CPI for that same region for the prior twelve months; or (iii) the sum offered by the Board of Directors after a review taking into account corporate and individual performance, the Company's prospects and general business conditions.

        4.      OPTION TO ACQUIRE COMMON STOCK.

                4.1. The Company hereby grants to Executive as a bonus an option to acquire one hundred (100,000) thousand (the "Bonus") fully paid and non-assessable shares of common stock, par value $0.01 per share (the "Common Stock") of the Company. The purchase price for each share of Common Stock acquired on exercise of the Bonus shall be $2.82. Executive may exercise his option to acquire thirty four (34,000) thousand shares on or after January 15, 2001, and thirty three (33,000) thousand shares on or after each of October 1, 2001, and October 1, 2002. If Executive is not employed by the Company at any of the three vesting dates, he shall


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not be entitled to exercise his option to acquire Common Stock attributable to that date. The Company shall at all times reserve for issuance and/or delivery such number of shares of its Common Stock as shall be required for issuance or delivery on exercise of the option granted as a Bonus. No fractional shares or scrip representing fractional shares shall be issued when the option is exercised. Common Stock issued on exercise of the Bonus option will not be registered under federal or state securities laws, and will have the status of restricted securities. Common Stock issued on exercise of the Bonus may not be sold or offered for sale in the absence of effective registration under such securities laws, or an opinion of counsel satisfactory to the Company that such registration under such securities laws, or an opinion of counsel satisfactory to the Company that such registration is not required. The Company will not include any Common Stock issued or issuable on exercise of the Bonus in any registration statement. Common Stock issued on exercise of the Bonus may be sold by the Executive in transactions permitted by the provisions of Rule 144 of the Securities Act of 1933, but notwithstanding the provisions of Rule 144, Executive agrees that he will not undertake any disposition of such Common Stock in the twelve month period beginning when sales under Rule 144 are permissible without the approval of a majority of the disinterested members of the Board of Directors of the Company. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the number of shares the Executive shall have the right to acquire on exercise of his Bonus shall be proportionately increased in the case of such subdivision or decreased in the case of such combination (on the date that such subdivision or combination shall become effective). Common Stock issued on exercise of the Bonus shall bear an appropriate restrictive legend, referring to the provisions hereof.


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        5.      INCENTIVE OPTION COMPENSATION. As a form of incentive
compensation to Executive, the Company hereby grants to Executive an option to acquire from the Company, on an original issue basis, an aggregate of one hundred fifty (150,000) thousand fully paid and nonassessable shares of Common Stock at the several purchase prices designated below upon the achievement by the Company of the several corporate accomplishments (the "Milestones") listed below. Executive's right as set forth herein shall be available at any time on and after the date on which the first Milestone is achieved and so long as he is employed by the Company, but not later than 5:00 P.M. (New York time) May 31, 2005 (the "Expiration Date"), upon notice to the Company at its principal office at 10220-I Old Columbia Road, Columbia, MD 21046-1705, Attention: Spencer J. Volk, President and Chief Executive Officer (or at such other location as the Company may advise the Executive in writing). The notice shall be executed and delivered with the Purchase Form attached hereto duly filled in and signed and upon payment in cash or cashier's check of the aggregate Purchase price for the number of shares which Executive is acquiring determined in accordance with the provisions hereof.

                5.1.    For purposes of this paragraph:

                        A. Corporate Milestones. The Incentive option to acquire Common Stock shall be available in tranches as indicated herein if, as and when the Company has achieved the following Milestones:

                                >       Completion of engineering to permit the
commercialization of the equipment for Company's BPH treatment system. (Tranche:
50,000 shares)

                                >       Completion of engineering to permit the
commercialization of the equipment for Company's breast cancer treatment system. (Tranche: 50,000 shares).


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                                >       Completion of development of prototype
medical device for treating deep seated cancer.

                        B. Purchase Price. The Purchase Price per share shall be as follows: On achieving the first Milestone, $2.80 per share;

                                On achieving the second Milestone: $3.00 per share;

                                On achieving the third Milestone: $3.20 per share.

                        C. Acquisition of Common Stock on Exercise of Incentive Option. Executive may acquire Common Stock in tranches as set forth as each Milestone is achieved at any time or from time to time on or after the date hereof and so long as he is employed by the Company, but not later than 5:00 p.m. New York time, on the Expiration Date. If such date is a day on which banking institutions are authorized by law to close, then the Expiration Date shall be on the next succeeding day which shall not be such a day. The Incentive Option may be exercised without regard to the sequence in which the Milestones have been achieved. A Notice of Exercise of the Incentive Option shall be submitted by the Executive to the Company's Board of Directors, identifying the Milestone achieved and the number of shares covered by the relevant tranche. The Board of Directors shall be deemed to have approved the exercise of the Incentive Option unless, within seventy two (72) hours of the submission of the Notice of Exercise, the Board adopts a resolution determining that exercise of the Incentive Option is not agreed as to the Milestone identified in the Notice of Exercise. In the absence of such a disaffirming resolution, Executive may acquire Common Stock thereafter by presentation of the Notice of Exercise either to the Company or at the office of its stock transfer agent, if any, and accompanied by payment in cash or cash equivalent of the Purchase Price for the number of

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shares of Common Stock specified in such Notice of Exercise, together with all federal and state taxes applicable upon such exercise.

                        D. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance such number of shares of its Common Stock as shall be required for issuance or delivery upon achievement of the Milestones set forth herein.

                        E. Vesting. Common Stock issued on exercise of an Incentive Option shall vest in the Executive upon issuance.

                        F.      Anti-Dilution Provisions.

                                (1)     Adjustment of Number of Shares of Common
Stock. Anything in this Paragraph (F) to the contrary notwithstanding, in case the Company shall at any time issue Common Stock by way of dividend or other distribution on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, the Purchase Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or either decreased in the case of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effective).

                                (2)     No Adjustment for Small Amounts.
Anything in this Paragraph (F) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Purchase Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Purchase Price by at least one cent, such change in the Purchase Price shall thereupon be given effect.



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                                (3)     Number of Shares of Common Stock
Adjusted. Upon any adjustment of the Purchase Price other than pursuant to Paragraph (F)(1) hereof, the Executive shall thereafter (until another such adjustment) be entitled to purchase, at the new Purchase Price, the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock initially issuable upon achieving any Milestone by the Purchase Price in effect on the date hereof and dividing the product so obtained by the new Purchase Price.

                        G. Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Executive shall have the right thereafter as he has hereunder to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. The foregoing provisions of this Paragraph (G) shall similarly apply to successive consolidations, mergers, sale or conveyances. In the event that in any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than


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Common Stock, any such issue shall be treated a s an issue of Common Stock covered by the provisions hereof with the amount of the consideration received upon the issue thereof being determined by the Board of Directors of the Company, such determination to be final and binding on the Executive.

        6.      REIMBURSEMENT FOR EXPENSES.

                6.1. Company shall reimburse Executive for all reasonable out-of-pocket expenses paid or incurred by him in the course of his employment, upon presentation by Executive of valid receipts or invoices therefor, utilizing procedures and forms for that purpose as established by Company from time to time. In addition, the Company shall reimburse the Executive for up to twenty five thousand ($25,000) dollars in expenses (including relocation living expenses) incurred before the commencement of his employment to the extent that such expenses are involved in moving from his present residence to the area in or around the headquarters of the Company.

        7.      VACATIONS.

                7.1. Executive shall be entitled to reasonable vacations (which shall aggregate no less than three (3) weeks vacation with pay) during each consecutive 12 month period commencing on the date hereof. Executive may not accumulate any vacation days which remain unused at the end of any year during the term hereof without the prior consent of Company.

        8.      EMPLOYEE BENEFIT PROGRAMS, ETC.

                8.1. Subject to the Executive's meeting the eligibility requirements of each respective plan, Executive shall participate in and be covered by each pension, life insurance, accident insurance, health insurance, hospitalization, disability insurance and any other employee benefit plan of Company, as the case may be, made available generally from and after the date



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hereof to its respective senior executives, on the same basis as shall be available to such other executives without restriction or limitation by reason of this Agreement.

                8.2. Nothing herein contained shall prevent the Company from at any time increasing the compensation herein provided to be paid to Executive, either permanently or for a limited period, or from paying bonuses and other additional compensation to Executive, whether or not based upon the earnings of the business of Company, or from increasing or expanding any employee benefit program applicable to the Executive, in the event the Company, in its sole discretion, shall deem it advisable so to do in order to recognize and compensate fairly Executive for the value of his services.

        9.      DEATH OR DISABILITY.

                9.1. If Executive shall die during the term hereof, this Agreement shall immediately terminate, except that Executive's legal representatives or designated beneficiaries shall be entitled to receive (i) the Base Salary due to Executive hereunder to the last day of the month following the month in which his death occurs, payable in accordance with the Company's regular payroll practices, (ii) all other benefits payable upon death under any employee benefit program or other insurance covering the Executive as of the date of death; and (iii) the right to exercise immediately the option granted under Section 4.

                9.2. In the event of the Disability of the Executive, as hereinafter defined, the Executive shall be entitled to continue to receive payment of his Base Salary (prorated as may be necessary) in accordance with the terms of Section 3 hereof through the last day of the sixth month following the month in which Executive's employment hereunder is terminated as a result of such Disability. t any time after the date of the Notice (as hereinafter defined) and during the continuance of the Executive's Disability, the Company may at any time thereafter terminate


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Executive's employment hereunder by written notice to the Executive. The term
"Disability" shall mean physical or mental illness or injury which prevents the Executive from performing his customary duties for the Company for a period of thirty (30) consecutive days or an aggregate period of ninety (90) days out of any consecutive twelve (12) months. The date of commencement of Disability shall be the date set forth in the notice (the "Notice") given by Company to the Executive at any time following a determination of Disability, which date shall not be earlier than the date the Notice is given by Company. A determination of Disability by Company shall be solely for the purposes of this Section 9.2 and shall in no way affect the Executive's status under any other benefit plan applicable to the Executive.


                        9.3. Upon the occurrence of a Disability, and unless the Executive's employment shall have been terminated as provided in Section 9.2, the Executive shall, during such time as he is continuing to receive Base Salary payments as set forth in Section 9.2, perform such services for Company, consistent with this duties under Section 1 hereof, as he is reasonably capable of performing in light of the condition giving rise to a Disability. All payments due under Section 9.2 shall be payable in accordance with Company's regular payroll practices. Any amount paid to Executive pursuant to this Agreement by reason of his Disability, shall be reduced by the aggregate amount of all monthly disability payments which the Executive is entitled to receive under all workers compensation plans, disability plans and accident, health or other insurance plans or programs maintained for the Executive by Company, by any company controlling, controlled by or under common control with, Company.

                        9.4. In the event the Executive's employment is terminated due to Disability, the Executive shall be entitled, in addition to the Base Salary payments described in Section 9.2,


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to exercise his option to acquire shares in accordance with Section 4 for the fiscal year in which such Disability occurs.

        10.     TERMINATION FOR CAUSE.

                10.1. The employment of the Executive may be terminated by the Company for Cause. For this purpose, "Cause" shall mean:

                        (i) insubordination or the deliberate failure or refusal to comply with the terms of this Agreement or to follow the directions or policies of the Company, its executive officers or Board of Directors, which directions or policies are consistent with normal business practices and relate to the performance by Executive of his duties as an executive of Company in accordance with the provisions of this Agreement, and which failure or refusal shall remain uncured for fifteen (15) days after written notice thereof shall have been paid given to Executive; provided, however, that the foregoing right to cure shall not apply to any failure or refusal of a type substantially similar to a failure or refusal which was the subject of a previous notice under this clause
                                (i);

                        (ii) the commission by Executive of an act of theft, dishonesty, embezzlement, vandalism, fraud or misappropriation against Company any subsidiary or affiliate of Company;

                        (iii) the conviction of Executive in any jurisdiction of a criminal act or acts committed by the Executive which constitute theft,



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                                embezzlement, vandalism, fraud,
                                misappropriation, or dishonest acts against the Company;

                        (iv) any deliberate or intentional act or omission, the purpose of which is to materially damage the business or reputation of Company;

                        (v) incompetence, negligence or any misconduct by Executive in performing his duties or willfully neglecting to carry out his duties under this Agreement resulting in harm to the Company.

                10.2. In the event of a termination for Cause, the Executive shall (a) be entitled to any unpaid Base Salary pro rated up to the date of termination, and (b) shall have no further rights under this Agreement. Furthermore, the Executive shall be and remain subject to all provisions of
Section 13 below for the period indicated therein, but shall not receive any of the compensation set forth therein.

        11.     TERMINATION BY COMPANY WITHOUT CAUSE.

                11.1. In the event that the Company shall actually or constructively terminate this Agreement during the Initial Term or any Renewal Term without cause, the Executive shall be entitled, without any duty to mitigate damages, to:

                        (a) All unpaid Base Salary pro-rated up to the date of termination; and

                        (b) The immediate opportunity to exercise the option granted pursuant to Section 4;

                        (c) A severance payment equal one hundred (100%) percent of the Base Salary in effect for the prior fiscal year; and


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                        (d)     All benefits available under the Company's
                employee benefit programs, to the extent applicable to senior executives voluntarily and amicably retiring from employment with the Company.

                11.2. The payments and any other compensation and benefits to which the Executive is entitled under this Section 11 shall be made available to the Executive no later than thirty (30) days after the date of any termination referred to herein.

                11.3. In the event that Executive receives the payments and any other compensation and benefits referred to in this Section 11, he will be bound by the restrictive provisions of Section 13 for the period therein provided, subject to the right to receive the compensation therein set forth.

        12.     TERMINATION BY EXECUTIVE.

                12.1. If the Executive shall terminate his employment under this Agreement during the Initial Term without the express written consent of the Company, then, for purposes of establishing the rights of the Executive upon such termination shall be deemed the equivalent of a termination for Cause under
Section 10.1, and the Executive shall have only those rights with regard to compensation as are set forth in Section 12.2, and the restrictive provisions of
Section 13 below shall fully apply (but the Executive shall not have any right to the compensation set forth therein).

                12.2. If the Executive shall terminate his employment under this Agreement during any Renewal Term without the express written consent of the Company, then, for purposes of establishing the rights of the Executive upon such termination, the Executive shall be entitled (i) to receive all unpaid Base Salary pro-rated up to the date of termination, and (ii) for a period of ten
(10) days following the date of termination, to exercise any unexercised option to


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acquire Common Stock under either Section 4 or Section 5 hereof that Executive could have exercised on the day preceding the date of termination.

                12.3. In the case of a termination pursuant to Section 12.2, the restrictions set forth in Section 13 shall apply to Executive for the period therein stated, and the Executive shall receive the compensation set forth therein.

        13.     RESTRICTIVE COVENANTS; COMPENSATION.

                13.1. During such time as this Agreement shall be in effect and, except as otherwise explicitly stated herein, for a period of three (3) years following the termination of Executive's employment, and without the Company's prior written consent (which may be withheld for any reason or for no reason in Company's sole discretion), Executive shall not do anything in any way inconsistent with his duties to, or adverse to the interests of, the Company, nor shall Executive, directly or indirectly, himself or by or through a family member or otherwise, alone or as a member of a partnership or joint venture, or as a principal, officer, director, consultant, employee or stockholder of any other entity, compete with Company or be engaged in or connected with any other business competitive with that of Company or any of its affiliates, except that Executive may own as a passive investment not more than five percent (5%) of the securities of any publicly held corporation that may engage in such a business competitive with that of Company or any of its Affiliates.

                13.2. In view of the fact that Executive will be brought into close contact with many confidential affairs of Company and its Affiliates not readily available to the public, Executive agrees during the Term of this Agreement and thereafter:

                        (a) to keep secret and retain in the strictest confidence all non-public information about (i) research and development, test results, suppliers, venture or


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                strategic partners, licenses and patents or patent applications, planned or existing products, knowhow, financial condition and other financial affairs (such as costs, pricing, profits and plans for future development, methods of operation and marketing concepts) of Company and its Affiliates; (ii) the employment policies and plans of the Company and its Affiliates; and (iii) any other proprietary information relating to the Company and its Affiliates, their operations, businesses, financial condition and financial affairs (collectively, the "Confidential Information") and, for such time as Company or any of its Affiliates is operating, Executive shall not disclose the Confidential Information to anyone not then an officer, director or authorized employee of Company or its Affiliates, either during or after the term of this Agreement, except in the course of performing his duties hereunder or with Company's express written consent or except to the extent that such confidential information can be shown to have been in the public domain through no fault of Executive; and

                        (b) to deliver to Company within ten days after termination of his services, or at any time Company may so request, all memoranda, notes, records, reports and other documents relating to Company or its Affiliates, businesses, financial affairs or operations and all property associated therewith, which he may then possess or have under his control.

                13.3. Executive shall not at any time during the three-year period following the termination of his employment for any reason whatsoever, including termination resulting from the natural expiration of the term of this Agreement, (i) employ any individual who was employed by Company or any of its Affiliates at any time during the such period or during the 12


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calendar months immediately preceding such termination, or (ii) in any way cause, influence or participate in the employment of any such individual by anyone else in any business that is competitive with any of the businesses engaged in by Company or any of its Affiliates.

                13.4. Executive shall not at any time during the three-year period following the termination of his employment, for any reason whatsoever, including termination resulting from the natural expiration of the term of this Agreement, directly or indirectly, either (i) persuade or attempt to persuade any customer or client of the Company or of any of its Affiliates to cease doing business with Company or with any Affiliate, or to reduce the amount of business it does with Company or with any of its Affiliates, or (ii) solicit for himself or any person other than Company or any of its Affiliates, the business of any individual or business which was a customer or client of Company or any of its Affiliates at any time during the eighteen month period immediately preceding such termination.

                13.5. Executive acknowledges that the execution and delivery by him of the promises set forth in this Section 13 is an essential inducement to Company to enter into this Agreement, and that Company would not have entered into this Agreement but for such promises. Executive further acknowledges that his services are unique and that any breach or threatened breach by Executive of any of the foregoing provisions of this Section 13 cannot be remedied solely by damages. In the event of a breach or a threatened breach by Executive of any of the provisions of this Section 13, Company shall be entitled to injunctive relief restraining Executive and any business, firm, partnership, individual, corporation or other entity participating in such breach or attempted breach. Nothing herein, however, shall be construed as prohibiting Company from pursuing any other remedies available at law or in equity for such



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breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Executive hereunder.

                13.6. If any of the provisions of, or promises contained in, this Section 13 are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalid portions or the unenforceability in such other jurisdiction. If any provisions contained in this Section 13 are held to be unenforceable in any jurisdiction because of the duration or scope thereof, the parties hereto agree that the court making such determination shall have the power to reduce the duration and/or scope (if such provision, in its reduced form, shall be enforceable); provided, however, that the determination of such court shall not affect the enforceability, duration or scope of this Section 13 in any other jurisdiction.

                13.7. As separate and additional compensation to be paid to the Executive in consideration of the observance and performance of the promises contained in this Section 13, the Company agrees that, during the period of restrictions set forth in this Section 13, the Executive will be entitled to be paid an amount equal to 125% of the Base Salary computed at the annual rate prevailing immediately prior to the termination of his employment (such amount to be paid in the same manner as the Company's regular payroll practices), except that, (i) in the case of termination of the Executive's employment for Cause, or (ii) in case the Executive shall terminate this Agreement under
Section 12.1, the Executive will receive no such compensation.

        14.     RELATIONSHIP OF PARTIES.

                Nothing herein contained shall be deemed to constitute a partnership between or a joint venture by the parties, nor shall anything herein contained be deemed to constitute either


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the Executive, the Company or any Affiliates the agent of the other except as is expressly provided herein. Neither Executive nor Company shall be or become liable or bound by any representation, act or omission whatsoever of the other party made contrary to the provisions of this Agreement.

        15.     NOTICES.

                All notices and communications hereunder shall be in writing and delivered by hand or sent by registered or certified mail, postage and registration or certification fees prepaid, return receipt requested, or by overnight delivery such as Federal Express, and shall be deemed given when hand delivered or upon three (3) business days after the date when mailed, or upon one (1) business day after deliver to an agent for overnight delivery, if sent in such manner, as follows:

        If to Company:              Celsion Corporation
                                    10220-1 Old Columbia Road,
                                    Columbia, Maryland 21046-1705
                                    Attention:  Board of Directors


        With a copy to:             Bresler Goodman & Unterman LLP
                                    521 Fifth Avenue
                                    New York, NY  10175
                                    Attention:  Seymour H. Bucholz


        If to Executive:            Dennis Smith
                                    4818 Lancashire Lane
                                    Tallahassee, Florida 32308

The foregoing addresses may be changed by notice given in the manner set forth in this Section 15.

        16. DISPUTES. Any dispute arising under this Agreement shall be settled in accordance with the following provisions. If the parties are deadlocked on any issue arising under the terms of this Agreement, a tiebreaker shall be chosen by the Dean of the School of Business Administration at the University of Maryland. Each party may present its proposal to the designated tiebreaker in written form and may, on a date established by the tiebreaker within fifteen calendar days of the day the tiebreaker is shown, make an oral presentation not to exceed two hours in length, accompanied by exhibits and written arguments not to exceed 50 pages in length. The designated tiebreaker shall then select one of the submitted proposals, without any change or adjustment, and shall announce to the parties his or her selection within five calendar days of the day of submission. The party offering the proposal that is not selected by the tiebreaker shall bear all costs and expenses (including legal, expert and other fees and expenses), and the expenses and fees charged by the tiebreaker. Any award by the tiebreaker may be enforced on application of either party by the order or judgment of any Federal or state court in the State of Maryland as the party making such application shall elect, having jurisdiction over the subject matter thereof. Each of the parties hereto hereby submits itself to the jurisdiction of any such court and agree that service of process on it in any action, suit or proceeding to enforce any such award may be effected by the means by which notices are to be given to it under this Agreement.

        17.     MISCELLANEOUS.

                17.1. This Agreement contains the entire understanding of the parties hereto with respect to the employment of Executive by Company during the term hereof, and the provisions hereof may not be altered, amended, waived, terminated or discharged in any way whatsoever except by subsequent written agreement executed by the party charged therewith. This Agreement supersedes all prior employment agreements, understandings and arrangements between Executive and Company pertaining to the terms of the employment of Executive. A waiver by either of the parties of any of the terms or conditions of this Agreement, or of any breach hereof, shall not be deemed a waiver of such terms or conditions for the future or of any other term or condition hereof, or of any subsequent breach hereof.

                17.2. The provisions of this Agreement are severable, and if any provision of this Agreement is invalid, void inoperative or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any circumstance, it shall nevertheless remain applicable to all other circumstances.

                17.3. Company shall have the right to deduct and withhold from Executive's compensation the amounts required to be deducted and withheld pursuant to any present or future law concerning the withholding of income taxes. In the event that Company makes any payments or incurs any charges for Executive's account or Executive incurs any personal charges with Company, Company shall have the right and Executive hereby authorizes Company to recoup such payments or charges by deducting and withholding the aggregate amount thereof from any Compensation otherwise payable to Executive hereunder.

                17.4. This Agreement shall be construed and interpreted under the laws of the State of Maryland applicable to contracts executed and to be performed entirely therein.

                17.5. The captions and section headings in this Agreement are not part of the provisions hereof, are merely for the purpose of reference and shall have no force or effect for any purpose whatsoever, including the construction of the provisions of this Agreement.

                17.6. To the extent any provision of this Agreement contemplates action after termination hereof or creates a cause of action or claim on which action may be brought by either party, such provision, cause of action or claim shall survive termination of Executive's employment or termination of this Agreement.

                17.7. Executive may not assign his rights nor delegate his duties under this Agreement; provided, however, that notwithstanding the foregoing this Agreement shall inure to the benefit of Executive's legal representatives, executors, administrators or successors and to the successors or assigns of Company.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                 CELSION CORPORATION


                                 By:
                                    --------------------------------
                                       Spencer J. Volk, President



                                 -----------------------------------
                                       Dennis Smith

                       Celsion Corporation (the "Company")
                           10220-1 Old Columbia Road,
                          Columbia, Maryland 21046-1705


                                  May __, 2000


Dennis Smith
4818 Lancashire Lane
Tallahassee, Florida  32308

Dear Dennis:

               In connection with your proposed Executive Employment Agreement with the Company, we agree that, if, during the course of your employment and at any time after you are entitled to exercise options granted under either Paragraph 4 or Paragraph 5 of your Agreement, you ask the Company for assistance in assembling resources to fund the exercise of those options, the Company will seek to assist you in negotiating a loan from one or more of the principal financial institutions with which the Company is then doing business (or from another source reasonably acceptable to you) to permit you to exercise your options to acquire either Bonus Shares or Incentive Shares. If, in connection with such borrowing, you are requested by the lending institution to pledge the Bonus Shares or the Incentive Shares that you will be acquiring on exercise of the option as collateral security for the benefit of the lender, your signature below confirms that you will pledge such shares to support your borrowing.

                                                   Very truly yours,
                                                   Celsion Corporation

                                                   By:
                                                      --------------------------
                                                          Spencer J. Volk
                                                          Chairman


Agreed:



------------------------
Dennis Smith